INVESTMENT MANAGEMENT

Reliable Partner | Reliable Investing®

(d)(6)(i)

April 27, 2021

Christopher Kurtz

Vice President, Finance

Voya Investment Management Co. LLC

One Orange Way, C1-N

Windsor, CT 06095

Dear Mr. Kurtz:

Pursuant to the Sub-Advisory Agreement, effective as of June 1, 2018, as amended (the "Agreement"), between Voya Investments, LLC and Voya Investment Management Co. LLC, we hereby notify you of our intention to modify the annual sub-advisory fee rate for Voya Target In-Retirement Fund, Voya Target Retirement 2025 Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, Voya Target Retirement 2060 Fund, and Voya Target Retirement 2065 Fund (collectively, the "Funds"), effective on April 27, 2021, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual sub-advisory fee rate for the Funds, is attached hereto.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

April 27, 2021

Please signify your acceptance to the modified sub-advisory fee rate for the Fund by signing below where indicated.

Very sincerely,

By: /s/ Todd Modic

Todd Modic

Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: /s/ Christopher Kurtz___________

Name: Christopher Kurtz

Title: Vice President, Finance

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Annual Sub-Advisory Fee
(as a percentage of average daily
Assets allocated to the Sub-Adviser)

Voya Target In-Retirement Fund	0.0810% on all assets

Voya Target Retirement 2025 Fund	0.0810% on all assets

Voya Target Retirement 2030 Fund	0.0810% on all assets

Voya Target Retirement 2035 Fund	0.0810% on all assets

Voya Target Retirement 2040 Fund	0.0810% on all assets

Voya Target Retirement 2045 Fund	0.0810% on all assets

Voya Target Retirement 2050 Fund	0.0810% on all assets

Voya Target Retirement 2055 Fund	0.0810% on all assets

Voya Target Retirement 2060 Fund	0.0810% on all assets

Voya Target Retirement 2065 Fund	0.0810% on all assets

Effective Date: April 27, 2021, to reflect the sub-advisory fee modification for all Funds.